NEWS RELEASE

For Release:    Immediately

Contact:    James Brunk, Chief Financial Officer
        (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q1 RESULTS

Calhoun, Georgia, April 27, 2023 — Mohawk Industries, Inc. (NYSE: MHK) today announced first quarter 2023 net earnings of $80 million and diluted earnings per share (EPS) of $1.26. Adjusted net earnings were $112 million, and adjusted EPS was $1.75, excluding restructuring, acquisition and other charges. Net sales for the first quarter of 2023 were $2.8 billion, a decrease of 6.9% as reported and 5.9% on a constant currency and days basis. For the first quarter of 2022, net sales were $3.0 billion, net earnings were $245 million and EPS was $3.78. Adjusted net earnings were $246 million, and adjusted EPS was $3.78, excluding restructuring, acquisition and other charges.
Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “All of our businesses are adapting our strategies to a more challenging environment. We are managing our costs while investing in both our short and long-term growth. We exceeded our earnings expectations with the business maintaining higher pricing and stronger mix, and Flooring Rest of the World outperforming the other segments. The commercial channel continued to be stronger than residential with home remodeling projects being postponed and new housing construction being impacted by higher mortgage rates. Our balance sheet remains strong, and we generated $129 million of free cash flow in the quarter.”
We strategically invested in new product innovation, enhanced merchandising and customer trade shows to improve sales. We are continuing to reduce costs across the enterprise by enhancing productivity, streamlining processes and controlling administrative expenses. Our customers remained conservative with their inventory commitments, and our operations are running at lower utilization levels, creating higher costs from unabsorbed overhead. In Flooring North America and Flooring Rest of the World, our restructuring actions are on track and should improve the results of our business.

We are limiting our capital investments to those providing significant sales, margin and process improvements. We are expanding our constrained categories that have the greatest growth potential when the economy improves, including LVT, premium laminate, quartz countertops, porcelain slabs and insulation products. We completed two ceramic acquisitions in Brazil and Mexico that had combined sales of approximately $425 million in 2022, almost doubling our existing market share. We are developing strategies to increase sales and beginning to consolidate the businesses to reduce cost, improve efficiencies and optimize production. We also continue to improve the small bolt-on acquisitions in Europe and the U.S. that we completed last year.
Natural gas and electricity inflation remained a headwind in the first quarter, though our future results will benefit as lower energy costs flow through our P&L. Our sustainability strategy includes investments in the production of green energy, which reduces both our expenses and carbon footprint. Our two biomass energy plants lowered our costs and improved our results in the quarter. We also purchased some of our European energy at various times to reduce future cost volatility. Italian energy subsidies have recently been extended at reduced levels through the second quarter of 2023.
For the first quarter, the Global Ceramic Segment reported a 0.5% decline in net sales as reported, or a 1.2% decline on a constant currency and days basis. The Segment’s operating margin was 6.0% as reported, or 6.3% on an adjusted basis, as a result of favorable pricing and product mix and productivity gains, offset by inflation, lower volumes and temporary shutdowns. Our 2023 product launches with new sizes, unique visuals and polished finishes are benefiting our mix. We are reducing production to align with demand and competition in the marketplace is increasing. The U.S. is performing better than our other ceramic markets due to our greater sales in the commercial sector. Our more reliable U.S. domestic production is benefiting our sales, particularly in our premium collections that provide alternatives to European products. To increase our quartz countertop volume, we are expanding our business with national accounts, contractors and kitchen and bath retailers. In our European ceramic business, we maintained higher average selling prices than we anticipated, though our volumes decreased as residential remodeling slowed. Our other ceramic markets also declined with reduced spending on homes and greater reductions in customer inventories, though our sales trends in these regions seasonally improved as we progressed through the period.

During the first quarter, our Flooring Rest of the World Segment’s net sales decreased by 9.7% as reported or 5.5% on a constant currency and days basis. The Segment’s operating margin was 9.5% as reported, or 12.6% on an adjusted basis, as a result of favorable pricing and product mix offset by inflation, lower volumes and temporary shutdowns. Our European businesses have been compressed as high energy prices and inflation impacted consumer budgets. Compared to the prior quarter, the Segment's business improved as we increased promotions to strengthen sales, had fewer shutdowns, lowered costs and expanded product options for more constrained consumer budgets. As input costs decline, we expect competitive pressures to increase in the market. Both laminate and LVT volumes were lower in the quarter, and we are controlling our costs and production levels in response. We have begun the conversion of our residential LVT from flexible to rigid and are preparing to restructure the operations. Our sheet vinyl volume increased as consumers sought options to lower remodeling costs. In our new Eastern European sheet vinyl acquisition, we are improving the product offering and enhancing the facility’s production and efficiencies. Our panels business has slowed with the market and inventory reductions in the channel. Our margins were higher than anticipated due to stronger pricing, lower input costs and benefits from our biomass energy production. We are making progress on achieving planned synergies in our French panels and German mezzanine flooring acquisitions. Our insulation category performed the best in the Segment as energy efficiency has become a greater priority, and our polyurethane products provide the greatest heat resistant properties. We have integrated our insulation acquisition in Ireland and the U.K., and our new facility is ramping up production ahead of schedule. In Australia and New Zealand, our results were reduced by higher interest rates and lower volumes. We are selectively introducing promotions to drive sales and have raised prices to offset cost inflation.

In the first quarter, our Flooring North America Segment sales decreased 11.1%. The Segment had a negative operating margin of 0.2% as reported, or positive 0.5% on an adjusted basis, as a result of favorable pricing and product mix along with productivity gains, offset by inflation, reduced volumes, temporary shutdowns and incremental marketing investments. The Segment has been challenged by significant inflation, higher interest rates and more restrictive lending, which have weakened the housing market and our industry. As a result, our customers are more tightly managing their inventory levels, and we are aligning production with demand. Our margins should expand in the second quarter as our input costs improve and plant utilization increases. Our restructuring actions are on track and will lower our cost in the residential and commercial soft surface categories. Commercial sales remained solid with new construction and remodeling projects continuing in most channels. The commercial flooring accessories acquisition we completed last year has complemented our product offering and benefited our business. Sales of residential soft surfaces declined more than our other categories. The multifamily business remains the strongest category in residential, and we are expanding our participation in the channel. The U.S. LVT market is becoming more competitive as the industry slows and ocean freight costs decline. Imports from Asia are being interrupted as the U.S. requires proof of supply chain compliance as part of the forced labor protection act. Our West Coast LVT plant is continuing to ramp up and production will increase as we move through the year. Sheet vinyl sales are outperforming as consumers seek more budget-oriented options. During the quarter, our laminate sales in retail expanded with its increased acceptance as a waterproof alternative, though volumes in the other channels declined.

Our industry is operating in a completely different environment than a year ago. Around the world, central banks are raising interest rates to slow their economies and reduce inflation. These actions lower our industry volume as new home sales and residential remodeling are postponed. The commercial sector has remained stronger than residential, though higher interest rates and tighter lending requirements could affect business investments as the year progresses. We are maximizing our sales and distribution by focusing on better performing channels, introducing differentiated products and providing enhanced service and value. We are proactively managing our spending and cost structures to optimize our results. We anticipate that industry volume and pricing will remain under pressure across our markets. We expect seasonal improvement in demand along with reduced energy and material costs to improve our future results. Given these factors, we anticipate our second quarter adjusted EPS to be between $2.56 and $2.66, excluding any restructuring, acquisition and other charges.
This industry downturn is unique, with employment remaining high, businesses continuing to invest and homes maintaining their valuations. We are conservatively managing the near term while we invest in long-term growth through product innovation, capacity expansions and acquisitions. Our strong balance sheet enables us to navigate the current downturn as we prepare for the industry rebound that follows. Longer term, all of our regions require the updating of aging houses and significant new home construction to satisfy market needs. With our strength across regions, markets and products, we anticipate capturing increased opportunities when the recovery occurs in the housing market and the economy.
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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Feltex, Godfrey Hirst, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; the risks and uncertainty related to the COVID-19 pandemic; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, April 28, 2023, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit http://ir.mohawkind.com/events/event-details/mohawk-industries-inc-1st-quarter-2023-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10177490/f8f85704c6 to receive a unique personal identification number or dial 1-833-630-1962 for U.S./Canada and 1-412-317-1843 for international/local on the day of the call for operator assistance. A replay will be available until May 26, 2023, by dialing 1-877-344-7529 for U.S./Canada calls and 1-412-317-0088 for international/local calls and entering access code #6741654.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
(Amounts in thousands, except per share data)	April 1, 2023	April 2, 2022

Net sales	$2,806,223	3,015,663
Cost of sales	2,162,781	2,213,535
Gross profit	643,442	802,128
Selling, general and administrative expenses	517,652	481,327
Operating income	125,790	320,801
Interest expense	17,137	11,481
Other expense (income), net	(566)	2,438
Earnings before income taxes	109,219	306,882
Income tax expense	28,943	61,448
Net earnings including noncontrolling interests	80,276	245,434
Net earnings attributable to noncontrolling interests	38	105
Net earnings attributable to Mohawk Industries, Inc.	$80,238	245,329

Basic earnings per share attributable to Mohawk Industries, Inc.	$1.26	3.79
Weighted-average common shares outstanding - basic	63,582	64,686

Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.26	3.78
Weighted-average common shares outstanding - diluted	63,846	64,970

Other Financial Information
	Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022
Net cash provided by operating activities	$257,276	54,954
Less: Capital expenditures	128,493	129,470
Free cash flow	$128,783	(74,516)

Depreciation and amortization	$169,909	141,415

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)	April 1, 2023	April 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$572,858	230,559
Short-term investments	150,000	310,000
Receivables, net	2,052,362	2,044,698
Inventories	2,729,876	2,513,244
Prepaid expenses and other current assets	556,043	466,238
Total current assets	6,061,139	5,564,739
Property, plant and equipment, net	4,945,952	4,552,612
Right of use operating lease assets	396,064	384,740
Goodwill	2,022,457	2,579,385
Intangible assets, net	893,064	883,527
Deferred income taxes and other non-current assets	444,781	421,716
Total assets	$14,763,457	14,386,719
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,056,473	1,546,463
Accounts payable and accrued expenses	2,155,412	2,220,347
Current operating lease liabilities	106,488	104,823
Total current liabilities	3,318,373	3,871,633
Long-term debt, less current portion	2,265,138	1,088,401
Non-current operating lease liabilities	304,123	293,239
Deferred income taxes and other long-term liabilities	770,117	845,843
Total liabilities	6,657,751	6,099,116
Total stockholders' equity	8,105,706	8,287,603
Total liabilities and stockholders' equity	$14,763,457	14,386,719

Segment Information
	As of or for the Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022

Net sales:
Global Ceramic	$1,059,334	1,064,757
Flooring NA	953,417	1,071,910
Flooring ROW	793,472	878,996
Consolidated net sales	$2,806,223	3,015,663

Operating income (loss):
Global Ceramic	$63,317	100,338
Flooring NA	(2,013)	95,324
Flooring ROW	75,245	134,650
Corporate and intersegment eliminations	(10,759)	(9,511)
Consolidated operating income	$125,790	320,801

Assets:
Global Ceramic	$5,499,366	5,240,214
Flooring NA	4,265,140	4,220,757
Flooring ROW	4,314,799	4,413,013
Corporate and intersegment eliminations	684,152	512,735
Consolidated assets	$14,763,457	14,386,719

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended
(Amounts in thousands, except per share data)	April 1, 2023	April 2, 2022
Net earnings attributable to Mohawk Industries, Inc.	$80,238	245,329
Adjusting items:
Restructuring, acquisition and integration-related and other costs	32,123	1,918
Inventory step-up from purchase accounting	3,305	—
Release of indemnification asset	—	7,263
Income taxes - reversal of uncertain tax position	—	(7,263)
Income tax effect of adjusting items	(3,723)	(1,684)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$111,943	245,563

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.75	3.78
Weighted-average common shares outstanding - diluted	63,846	64,970

Reconciliation of Total Debt to Net Debt Less Short-Term Investments
(Amounts in thousands)	April 1, 2023
Short-term debt and current portion of long-term debt	$1,056,473
Long-term debt, less current portion	2,265,138
Total debt	3,321,611
Less: Cash and cash equivalents	572,858
Net debt	2,748,753
Less: Short-term investments	150,000
Net debt less short-term investments	$2,598,753

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(Amounts in thousands)	July 2, 2022	October 1, 2022	December 31, 2022	April 1, 2023	April 1, 2023
Net earnings (loss) including noncontrolling interests	$280,510	(533,713)	33,552	80,276	(139,375)
Interest expense	12,059	13,797	14,601	17,137	57,594
Income tax expense	78,176	15,569	2,917	28,943	125,605
Net earnings attributable to noncontrolling interests	(79)	(256)	(96)	(38)	(469)
Depreciation and amortization(1)	141,569	153,466	159,014	169,909	623,958
EBITDA	512,235	(351,137)	209,988	296,227	667,313
Restructuring, acquisition and integration-related and other costs	1,801	21,375	33,786	9,104	66,066
Inventory step-up from purchase accounting	143	1,401	1,218	3,305	6,067
Impairment of goodwill and indefinite-lived intangibles	—	695,771	—	—	695,771
Legal settlements, reserves and fees, net of insurance proceeds	—	45,000	9,231	—	54,231
Adjusted EBITDA	$514,179	412,410	254,223	308,636	1,489,448

Net debt less short-term investments to adjusted EBITDA					1.7
(1)Includes accelerated depreciation of $13,085 for Q3 2022 and $15,915 for Q4 2022 in addition to $23,019 for Q1 2023.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022
Mohawk Consolidated
Net sales	$2,806,223	3,015,663
Adjustment for constant shipping days	(948)	—
Adjustment for constant exchange rates	30,960	—
Adjusted net sales	$2,836,235	3,015,663

Global Ceramic
Net sales	$1,059,334	1,064,757
Adjustment for constant shipping days	(948)	—
Adjustment for constant exchange rates	(6,187)	—
Adjusted net sales	$1,052,199	1,064,757

Flooring ROW
Net sales	$793,472	878,996
Adjustment for constant exchange rates	37,147	—
Adjusted net sales	$830,619	878,996

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022
Gross Profit	$643,442	802,128
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	29,056	938
Inventory step-up from purchase accounting	3,305	—
Adjusted gross profit	$675,803	803,066

Adjusted gross profit as a percent of net sales	24.1%	26.6%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022
Selling, general and administrative expenses	$517,652	481,327
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(4,058)	(980)
Adjusted selling, general and administrative expenses	$513,594	480,347

Adjusted selling, general and administrative expenses as a percent of net sales	18.3%	15.9%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022
Mohawk Consolidated
Operating income	$125,790	320,801
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	33,114	1,918
Inventory step-up from purchase accounting	3,305	—
Adjusted operating income	$162,209	322,719

Adjusted operating income as a percent of net sales	5.8%	10.7%

Global Ceramic
Operating income	$63,317	100,338
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	637	—
Inventory step-up from purchase accounting	2,941	—
Adjusted segment operating income	$66,895	100,338

Adjusted segment operating income as a percent of net sales	6.3%	9.4%

Flooring NA
Operating (loss) income	$(2,013)	95,324
Adjustments to segment operating (loss) income:
Restructuring, acquisition and integration-related and other costs	6,990	105
Adjusted segment operating income	$4,977	95,429

Adjusted segment operating income as a percent of net sales	0.5%	8.9%

Flooring ROW
Operating income	$75,245	134,650
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	24,497	1,813
Inventory step-up from purchase accounting	364	—
Adjusted segment operating income	$100,106	136,463

Adjusted segment operating income as a percent of net sales	12.6%	15.5%

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
	Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022
Earnings before income taxes	$109,219	306,882
Net earnings attributable to noncontrolling interests	(38)	(105)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	32,123	1,918
Inventory step-up from purchase accounting	3,305	—
Release of indemnification asset	—	7,263
Adjusted earnings including noncontrolling interests before income taxes	$144,609	315,958

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(Amounts in thousands)	April 1, 2023	April 2, 2022
Income tax expense	$28,943	61,448
Income taxes - reversal of uncertain tax position	—	7,263
Income tax effect of adjusting items	3,723	1,684
Adjusted income tax expense	$32,666	70,395

Adjusted income tax rate	22.6%	22.3%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, net of insurance proceeds, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, release of indemnification assets and the reversal of uncertain tax positions.